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                                                                     EXHIBIT 8.1

            OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

          [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP]

(212) 373-3000

(212) 757-3990


                                           January 7, 2003

Berkshire Income Realty, Inc.
One Beacon Street, Suite 1500
Boston, Massachusetts 02108

Ladies and Gentlemen:

        In connection with the offers to exchange shares of 9% Series A Cumulative Redeemable Preferred Stock (the "Preferred Shares") of Berkshire Income Realty, Inc. (the "Company") for interests in Krupp Government Income Trust, Krupp Government Income Trust II, Krupp Insured Mortgage Limited Partnership, Krupp Insured Plus Limited Partnership, Krupp Insured Plus II Limited Partnership and Krupp Insured Plus III Limited Partnership (collectively the "Mortgage Funds"), as described in the prospectus (the "Prospectus") contained in the Registration Statement on Form S-11 (Registration No. 333-98571) filed with the Securities and Exchange Commission (the "Commission") on August 22, 2002, as amended (as so amended, the "Registration Statement," which includes the Prospectus), you have requested our opinion concerning the federal income tax matters set forth below. All capitalized terms used herein have their respective meanings set forth in the Prospectus unless otherwise stated.

        In rendering the opinion expressed herein, we have examined: (i) the articles of incorporation of the Company; (ii) the Form of Articles of Amendment and Restatement of the Company; (iii) the Agreement of Limited Partnership of Berkshire Income Realty-OP, L.P. (the "Operating Partnership") dated as of July 22, 2002; (iv) the Form of Amended and Restated

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Berkshire Income Realty, Inc.                                                  2

Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement"); (v) the Waiver and Standstill Agreement, dated as of August 22, 2002, by and among Krupp Government Income Trust, Krupp Government Income Trust II, the Company and the Operating Partnership; and
(vi) the Registration Statement. We also have made such other investigations of fact and law and have examined such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion expressed herein.

        In our examination of documents, we have assumed, without independent investigation, that (i) all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof; (ii) all such documents have been or will be duly executed to the extent required and each document represents the entire agreement (including amendments) among the parties with respect to the subject matter thereto; (iii) all representations and statements set forth in such documents are true and correct; (iv) any representation or statement made as a belief or made "to the knowledge of," or similarly qualified is correct and accurate without such qualification; (v) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and (vi) the Company, the Operating Partnership and the Mortgage Funds at all times have been and will be organized and operated in accordance with the terms of such documents. We have further assumed that the statements and descriptions of the Company's, the Operating Partnership's and the Mortgage Funds' businesses, properties and activities as described in the Registration Statement are accurate.

        For purposes of rendering the opinion expressed herein, we have assumed the accuracy of the factual representations and covenants contained in the letters addressed to us from (i) the Company, dated the date hereof, relating to the classification and operation of the Company as a real estate investment trust (a "REIT") and the organization and operation of the Operating Partnership; (ii) each of Krupp Government Income Trust ("GIT") and Krupp Government Income Trust II ("GIT II"), dated the date hereof and dated August 15, 2002, relating to the respective classification and operation of GIT and GIT II as REITs; (iii) Mortgage Services Partners Limited Partnership, dated the date hereof, relating to the operation of each of Krupp Insured Mortgage Limited Partnership, Krupp Insured Plus II Limited Partnership and Krupp Insured Plus III Limited Partnership; (iv) The Krupp Company Limited Partnership-IV, dated the date hereof, relating to the operation of Krupp Insured Plus Limited Partnership; (v) the Company and the Operating Partnership, dated August 15, 2002, relating to the classification of the Company, GIT and GIT II as REITs; and (vi) KRF Company, L.L.C., dated August 15, 2002, relating to the classification of the Company, GIT and GIT II as REITs.

        Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

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Berkshire Income Realty, Inc.                                                  3

        1. beginning with its taxable year during which the offers are consummated, the Company will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and its proposed method of operation will enable it to operate in conformity with the requirements for qualification as a REIT under the Internal Revenue Code;

        2. from the date on which each of the Company, BIR GP, L.L.C. and KRF Company, L.L.C. make their capital contributions to the Operating Partnership in accordance with the Partnership Agreement, the Operating Partnership will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation; and

        3. the discussion contained in the Registration Statement under the caption "Federal Income Tax Considerations" accurately describes the material United States federal income tax considerations applicable to U.S. holders (as defined therein) that exchange their Interests for, and hold for investment, Preferred Shares of the Company. While such description summarizes material United States federal income tax considerations applicable to certain holders of the Company's Preferred Shares, it does not purport to discuss all United States federal income tax considerations and our opinion is limited to those United States federal income tax considerations specifically discussed therein.

        This opinion is given as of the date hereof and is based on various Internal Revenue Code provisions, Treasury regulations promulgated under the Internal Revenue Code and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Further, any variation or difference in the facts from those set forth in the documents referred to above or any inaccuracy in the representations or covenants contained in the letters referred to above may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, requirements under the Internal Revenue Code regarding its organization, income, assets, distribution levels and diversity of stock ownership. Because the Company's satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Internal Revenue Code.

        This opinion is furnished by us solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
EXHIBIT 8.1 to the Registration Statement and to the use of our name under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

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Berkshire Income Realty, Inc.                                                  4

          We express no opinion as to any federal income tax issue or other matter except those set forth above.

                                      Very truly yours,

                        /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
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                        PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP